     PAGE 2
                                             FMC Corporation
SIGNATURE                                    Quarterly Report
                                             on Form 10-Q for
                                             March 31, 1995


Exhibit 15.1   Letter re: Unaudited Interim Financial Information
               --------------------------------------------------



FMC Corporation
Chicago, Illinois


Gentlemen:

Re: Registration Statements No. 33-10661 and No. 33-7749 on Form S-8 and Registration Statement No. 33-45648 on Form S-3.

With respect to the subject registration statements, we acknowledge our awareness of the incorporation by reference therein of our report dated April 20, 1995 related to our review of interim financial information.


Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.



Very truly yours,



KPMG Peat Marwick LLP

Chicago, Illinois
May 11, 1995